                 [SENTRY LIFE INSURANCE COMPANY LETTERHEAD]



                           SUPPLEMENTARY APPLICATION

Proposed Insured(s):____________________________________________________________


The Policy          Flexible Premium Variable Life Insurance with
Applied for is:
                    [ ] Death Benefit Option 1  [ ] Death Benefit Option 2



The Person(s) Who  1) UNDERSTANDS THAT IF DEATH BENEFIT OPTION 1 IS SELECTED,
Sign(s) Below:        THE DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS) WILL
                      GO UP OR DOWN DEPENDING ON THE POLICY'S INVESTMENT
                      EXPERIENCE WHEN THE DEATH BENEFIT IS EQUAL TO THE CASH
                      VALUE MULTIPLIED BY A CORRIDOR PERCENTAGE, AND ALSO,
                      UNDERSTANDS THAT IF DEATH BENEFIT OPTION 2 IS SELECTED,
                      THE DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS) WILL
                      GO UP OR DOWN DEPENDING ON THE POLICY'S INVESTMENT
                      EXPERIENCE.  HOWEVER, THE DEATH BENEFIT WILL NEVER BE LESS
                      THAN THE GUARANTEED MINIMUM WHILE THE POLICY IS IN EFFECT
                      AND THERE IS NO POLICY DEBT.

                   2) UNDERSTANDS THAT THE CASH VALUES MAY GO UP OR DOWN
                      DEPENDING ON THE POLICY'S INVESTMENT EXPERIENCE, AND THAT THERE IS NO GUARANTEED MINIMUM CASH VALUE.

                   3) UNDERSTANDS THAT THE CASH VALUE WILL BE INVESTED IN THE
                      LIQUID ASSET PORTFOLIO UNTIL 30 DAYS AFTER THE POLICY EFFECTIVE DATE.

The net premiums (as described in the prospectus) are to be allocated to the appropriate subaccount of Sentry Variable Life Account I as follows:


                Subaccount                       Allocation*
                ----------                       -----------

                Growth Portfolio                   ______%

                Balanced Portfolio                 ______%

                Limited Maturity Bond Portfolio    ______%

                Liquid Asset Portfolio             ______%

                                                     100 %


*If any portion of a net premium is allocated to a particular subaccount, that portion must be at least 10% on the date of the allocation takes effect. All percentage allocations must be in whole numbers (e.g. 33% can be selected, but 33-1/3% cannot).


                                                                     YES  NO

DID THE POLICYOWNER RECEIVE THE CURRENT PROSPECTUS FOR THE POLICY
CHECKED ABOVE?                                                     [ ]  [ ]

DOES THE POLICYOWNER BELIEVE THAT THIS POLICY WILL MEET
INSURANCE NEEDS AND FINANCIAL OBJECTIVES?                          [ ]  [ ]

DOES THE POLICYOWNER REQUEST AND HEREBY AGREE TO THE TERMS
AND CONDITIONS OF THE TELEPHONE OR TELEGRAM EXCHANGE PRIVILEGE
AS STATED ON THE REVERSE SIDE?                                     [ ]  [ ]

____________  ________________________________________   ______________   ___________________________________
   Date         Signature of Proposed Insured                   Date            Signature of Policyowner

____________  ________________________________________   ______________   ___________________________________
   Date         Signature of Spouse (if to be insured)          Date            Signature of Policyowner

____________  _______________________________________________________________________________________________
   Date                 Signature(s) of Legal Aged Children (if to be insured)

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                         TELEPHONE EXCHANGE PRIVILEGE

The policyowner hereby authorizes Sentry Life Insurance Company to honor any telephone exchange instructions from any person to effect a transfer of all or part of the Policy Values between Eligible Mutual Fund(s) or Portfolio(s) subject to the minimums stated in the policy provisions.

The Company will employ reasonable procedure to confirm that telephone transfer requests are legitimate. The Company will not be liable for complying with telephone transfer requests it believes to be legitimate and for which it followed reasonable procedures to ensure legitimacy. Sentry Life Insurance Company reserves the right to reject any telephone exchange instructions. The policyowner understands and agrees that this exchange privilege is for the convenience of the policyowner and may be suspended or revoked for any reason at any time without prior notice.


INSTRUCTIONS FOR TELEPHONE EXCHANGES

1. The authorization, on the reverse side, must be completed by the policyowner before any telephone exchange instructions will be honored.

2. When you wish to effect an exchange in your account, telephone the Variable Life Department at 1-800-533-7827. Be prepared to state the name of the account, your account number and your social security number.

3. If your telephone call is received on any business day BEFORE 3:00 P.M. CENTRAL TIME, the exchange of accumulation units will be made on the basis of the Valuation Period as of the close of that same day. If your telephone call is received AFTER 3:00 P.M. CENTRAL TIME, the exchange of accumulation units will be made on the basis of the Valuation Period next following the day your telephone call was received.